Exhibit 4.13

THIRD AMENDMENT AND ALLONGE TO SENIOR SECURED NOTE

This THIRD AMENDMENT AND ALLONGE (this “Third Amendment”), effective as of September 15, 2014, is by and among ONSTREAM MEDIA CORPORATION (the “Company”), INFINITE CONFERENCING, INC. (“ICI”), ENTERTAINMENT DIGITAL NETWORK, INC. (“EDNI”), AV ACQUISITION, INC. (“AAI”), ONSTREAM CONFERENCING CORPORATION (“OCC”), MEDIA ON DEMAND, INC. (“MOD”), HOTEL VIEW CORPORATION (“HVC”), OSM ACQUISITION INC. (“OSM”) and AUCTION VIDEO JAPAN, INC. (“AVJI”) (the Company, ICI, EDNI, AAI, OCC, MOD, HVC, OSM and AVJI shall be referred to collectively as the “Borrowers”) and SIGMA OPPORTUNITY FUND II, LLC (the “Holder”).

RECITALS

1.

Borrowers issued a Senior Secured Note, dated March 18, 2013 (the “March 2013 Note”), in favor of Holder in the original aggregate principal amount of up to $800,000, which March 2013 Note was amended by the First Amendment and Allonge to Secured Promissory Note, dated June 14, 2013 (the “First Amendment”), and the Second Amendment and Allonge to Secured Promissory Note, dated February 28, 2014 (the “Second Amendment” and collectively with the March 2013 Note and the First Amendment, as the same may be further amended from time to time, the “Note”).

2.

Pursuant to a certain Agreement, dated September 15, 2014, the Borrowers and Holder have agreed to further amend the Note as herein provided.

AMENDMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that the Note is further amended as follows:

1.

The definition of “Maturity Date” in Section 3.1 of the Note is hereby amended by changing “December 18, 2014” to “December 31, 2014.”

2.

The last two sentences of the first paragraph of the Note shall be deleted and the following shall be substituted in lieu thereof:

“Regular interest shall accrue and compound monthly on the principal amount outstanding and be payable in one lump-sum on the Maturity Date, all as set forth in the Amortization Schedule attached.”

3.

The parties agree to substitute the form of Amortization Schedule attached as Exhibit A to this Third Amendment for the Amortization Schedule attached to the Note and the Note shall be amended accordingly.

Except as specifically amended hereby, the Note shall remain in full force and effect as issued.  An executed original of this Third Amendment and Allonge shall be attached to the original Note and shall constitute collectively one and a singular instrument, and one shall not be negotiated, transferred or conveyed without the other.  All references to the Note in any of the Transaction Documents (as defined in the Note) shall be deemed to refer to the March 2013 Note, as amended by the First Amendment, the Second Amendment and this Third Amendment, and as the same may be further amended, supplemented or modified in accordance with its terms by the parties from time to time.  This Third Amendment shall be governed by and construed in accordance with the laws of the State of New York.  This Third Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Borrowers have executed this Third Amendment and Allonge as of the date first written above.

ONSTREAM MEDIA CORPORATION

By: /s/ Randy S. Selman

      Name: Randy Selman

      Title: President

INFINITE CONFERENCING, INC.

 By: /s/ Randy S. Selman

      Name: Randy Selman

      Title: President

ENTERTAINMENT DIGITAL NETWORK, INC.

By: /s/ Randy S. Selman

      Name: Randy Selman

      Title: President

AV ACQUISITION, INC.

By: /s/ Randy S. Selman

      Name: Randy Selman

      Title: President

ONSTREAM CONFERENCING CORPORATION

By: /s/ Randy S. Selman

      Name: Randy Selman

      Title: President

MEDIA ON DEMAND

By: /s/ Randy S. Selman

      Name: Randy Selman

      Title: President

HOTEL VIEW CORPORATION

By: /s/ Randy S. Selman

      Name: Randy Selman

      Title: President

OSM ACQUISITION INC.

By: /s/ Randy S. Selman

      Name: Randy Selman

      Title: President

AUCTION VIDEO JAPAN, INC.

By: /s/ Randy S. Selman

      Name: Randy Selman

            Title: President

Accepted and Agreed to this

15th day of September, 2014

SIGMA OPPORTUNITY FUND II, LLC

By: Sigma Capital Advisors, LLC, its
managing member

By: /s/ Thom Waye

Thom Waye, Manager

EXHIBIT A

Amortization Schedule